FIRST AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of October 31, 2002 and entered into by and among Joy Global Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (collectively, the “Lenders”), Deutsche Bank Trust Company Americas, as Agent (the “Agent”), Heller Financial, Inc. and Fleet Capital Corporation as Co-Syndication Agents (the “Syndication Agents”), CIT Group/Business Credit as Documentation Agent (the “Documentation Agent” and together with the Agent and the Syndication Agents, the “Agents”) and, solely for the purposes of Section 4 hereof, the guarantors listed on the signature pages hereof (“Guarantors”) and is made with reference to that certain Amended and Restated Credit Agreement dated as of June 25, 2002 (the “Credit Agreement”), by and among Company, Lenders and Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

     WHEREAS, Company has requested that Lenders and Agents amend the Credit Agreement to modify certain financial covenants and to make certain other changes as more specifically provided for herein; and

     WHEREAS, Company, Lenders and Agents deem it advisable to amend the Credit Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.   AMENDMENTS TO CREDIT AGREEMENT

1.1     Amendments to Section 1: Definitions

     (a)     Certain Defined Terms.    Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions, inserted in proper alphabetical order:

     “Consolidated Fixed Charges” means, for any four-Fiscal Quarter period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense (ii) scheduled principal payments in respect of Consolidated Total Debt, (iii) provisions for taxes based on income, (iv) Restricted Junior Payments, and (v) Consolidated Capital Expenditures, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

     “Consolidated Fixed Charge Coverage Ratio” means, for any four-Fiscal Quarter period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

     (b)     Consolidated EBITDA.    The definition of “Consolidated EBITDA” in subsection 1.1 of the Credit Agreement is hereby amended by adding the following as clause (vii) thereof and renumbering the existing clause (vii) as clause “(viii)”:

     “(vii) with respect to Fiscal Year 2003, cash restructuring charges not in excess of $5,000,000,”

     1.2     Amendments to Section 7: Borrower’s Negative Covenants

     (a)     Liens and Related Matters.    Subsection 7.2A of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof; (ii) deleting the period at the end of clause (vii) thereof and substituting “; and” therefor; and (iii) adding a new clause (viii) at the end thereof as follows:

     “(viii) Liens on the assets of Borrower or its Subsidiaries located in China in an aggregate amount not to exceed $5,000,000.”

     (b)     Restricted Junior Payments.   Subsection 7.5 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

     “Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15, (ii) repurchase or redeem the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Indenture if after giving pro forma effect to such repurchase or redemption and to the incurrence of any Indebtedness in connection with such repurchase or redemption, Borrower’s Consolidated Fixed Charge Coverage Ratio as of the last day of the immediately preceding Fiscal Quarter for which Borrower has delivered quarterly financial statements pursuant to subsection 6.1(ii) (and Borrower shall deliver an Officer’s Certificate to Agent setting forth such calculation at least three Business Days prior to such repurchase or redemption) shall be in excess of 2.00:1.00, (iii) declare and make dividend payments in respect of the stock of Borrower and repurchase stock of Borrower; provided that the aggregate amount of all such dividends and repurchases in any Fiscal Year shall not exceed the lesser (such lesser amount being the “Maximum Permitted Stock Payments”) of (1) $25,000,000 or (2) 50% of Consolidated Net Income of Borrower (if a positive number) for the immediately preceding Fiscal Year; provided further that the Maximum Permitted Stock Payments for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Permitted Stock Payments for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of dividend payments and/or repurchases of Borrower’s stock made in such previous Fiscal Year; provided further that after giving effect to any such dividend or repurchase Borrower shall be in pro forma covenant compliance and the aggregate amount of all such dividend payments and stock repurchases made pursuant to this clause (iii) shall not exceed $50,000,000, and (iv) purchase stock of Borrower by way of a cashless exercise of options thereunder.”

     (c)     Minimum Interest Coverage Ratio.    Subsection 7.6A of the Credit Agreement is hereby amended by (1) adding the phrase “less interest income received during such period” immediately after the phrase “(ii) Consolidated Interest Expense” and (2) deleting the table contained therein and substituting the following therefor:

Period	Minimum Interest Coverage Ratio
“Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter of Fiscal Year 2002	2.00:1.00

Four Fiscal Quarter period ending on the last day of the 1st Fiscal Quarter of Fiscal Year 2003	2.00:1.00

Four Fiscal Quarter period ending on the last day of the 2nd Fiscal Quarter of Fiscal Year 2003	2.25:1.00

Four Fiscal Quarter period ending on the last day of the 3rd Fiscal Quarter of Fiscal Year 2003	2.50:1.00

Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter of Fiscal Year 2003	2.75:1.00

Each four Fiscal Quarter period ending on the last day of each Fiscal Quarter thereafter”	4.00:1.00

     (d)     Maximum Leverage Ratio.    Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Period	Maximum Consolidated Leverage Ratio
“From the first day of the 4th Fiscal Quarter to the last day of the 4th Fiscal Quarter of Fiscal Year 2002	3.00:1.00

From the first day of the 1st Fiscal Quarter to the last day of the 1st Fiscal Quarter of Fiscal Year 2003	3.75:1.00

From the first day of the 2nd Fiscal Quarter to the last day of the 2nd Fiscal Quarter of Fiscal Year 2003	3.50:1.00

From the first day of the 3rd Fiscal Quarter to the last day of the 3rd Fiscal Quarter of Fiscal Year 2003	3.25:1.00

From the first day of the 4th Fiscal Quarter to the last day of the 4th Fiscal Quarter of Fiscal Year 2003	2.75:1.00

From the first day of the 1st Fiscal Quarter of Fiscal Year 2004 to the Revolving Loan Commitment Termination Date”	2.50:1.00

     (e)     Minimum Consolidated EBITDA.    Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Period	Minimum Consolidated EBITDA
“Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter of Fiscal Year 2002	$90,000,000

Four Fiscal Quarter period ending on the last day of the 1st Fiscal Quarter of Fiscal Year 2003	$63,000,000

Four Fiscal Quarter period ending on the last day of the 2nd Fiscal Quarter of Fiscal Year 2003	$65,000,000

Four Fiscal Quarter period ending on the last day of the 3rd Fiscal Quarter of Fiscal Year 2003	$75,000,000

Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter of Fiscal Year 2003	$90,000,000

Each four Fiscal Quarter period ending on the last day of each Fiscal Quarter thereafter”	$105,000,000

     (e)     Minimum Excess Availability.    A new subsection 7.6D is hereby added to the Credit Agreement as follows:

   “D.     Minimum Excess Availability.    Borrower shall not permit the Consolidated Borrowing Base to exceed the Total Utilization of Revolving Loan Commitments by less than $50,000,000 at any time during Fiscal Year 2003.”

Section 2.   CONDITIONS TO EFFECTIVENESS

     Section 1 of this Amendment shall become effective as of the date hereof, upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of the satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

     (a)     Company’s Deliveries.    On or before the First Amendment Effective Date, Company shall deliver to Lenders the following, each, unless otherwise noted, dated the First Amendment Effective Date:

     1.     Signature and incumbency certificates of the officers executing this Amendment; and

     2.     This Amendment executed by each Loan Party.

     (b)     Execution by Lenders.    Requisite Lenders shall have executed this Amendment.

     (c)     Corporate Proceedings.    On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     (d)     Fee.   On or before the First Amendment Effective Date, Company shall pay to each Lender consenting to this Amendment on or prior to Noon, Los Angeles time, on December 13, 2002, an amendment fee equal to 0.10% of such Lender’s Revolving Loan Commitments, in each case as in effect on the First Amendment Effective Date.

Section 3.   REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     (a)     Corporate Power and Authority.    Each Loan Party has all requisite corporate power and authority to enter into this Amendment, Company has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

     (b)     Authorization of Agreements.    The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party party thereto.

     (c)     No Conflict.   The execution and delivery by each Loan Party of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     (d)     Governmental Consents.    The execution and delivery by each Loan Party of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     (e)     Binding Obligation.    This Amendment has been duly executed and delivered by each Loan Party, the Amended Agreement has been duly executed and delivered by Company and each of this Amendment and the Amended Agreement are the legally valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

     (f)     Incorporation of Representations and Warranties From Credit Agreement.   The representations and warranties contained in Section 5 of the Credit Agreement are incorporated herein by this reference and are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     (g)     Absence of Default.    After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4.   ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

     Each of Company and each Guarantor is a party to certain Collateral Documents and in the case of the Guarantors the Guaranties, in each case as amended through the First Amendment Effective Date. Company and Guarantors are collectively referred to herein as the “Credit Support Parties”, and such Collateral Documents and Guaranties are collectively referred to herein as the “Credit Support Documents”.

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations”, “Guaranteed Obligations” and “Secured Obligations”, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations”, “Guaranteed Obligations” or “Secured Obligations”, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or by which it is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5.   MISCELLANEOUS

     (a)     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i)     On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)     The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     (b)     Fees and Expenses.    All costs, fees and expenses as described in subsection 10.2 of the Credit Agreement with respect to this Amendment shall be for the account of Company.

     (c)     Headings.   Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (d)     Applicable Law.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (e)     Counterparts.   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

JOY GLOBAL, INC., a Delaware corporation

By: Title:

GUARANTORS:

AMERICAN ALLOY CORPORATION
BENEFIT, INC.
HARNISCHFEGER CORPORATION
JOY TECHNOLOGIES, INC.
THE HORSBURGH & SCOTT COMPANY
HARNISCHFEGER WORLD SERVICES CORPORATION
RCHH, INC.
SOUTH SHORE CORPORATION
SOUTH SHORE DEVELOPMENT, LLC

By:
     Title:

HARNISCHFEGER TECHNOLOGIES, INC.
HCHC UK HOLDINGS, INC.
HCHC, INC.
JOY MM DELAWARE, INC.
JTI UK HOLDINGS, INC.
DOBSON PARK INDUSTRIES, INC.
HIHC, INC.

By:
Title:

LENDERS: DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Agent By: Title:

By: Title: